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                          THERMO ELECTRON CORPORATION

                               OFFER TO EXCHANGE
                          0.45 SHARES OF COMMON STOCK
                                       OF

                          THERMO ELECTRON CORPORATION
                                      FOR
                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF

                                THERMEDICS INC.

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON FRIDAY, MAY 26, 2000, UNLESS THE OFFER IS EXTENDED.
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                                                                     May 1, 2000

To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     This letter relates to the offer by Thermo Electron Corporation, a Delaware corporation (the "Acquiror"), to exchange shares of the Acquiror's common stock, par value $1.00 per share (the "Thermo Electron Shares"), for shares of common stock, value $0.10 per share (the "Shares"), of Thermedics Inc., a Massachusetts corporation (the "Company"), at an exchange ratio of 0.45 Thermo Electron Shares for each Share (along with cash in lieu of fractional Thermo Electron Shares), upon the terms and subject to the conditions set forth in the Prospectus dated May 1, 2000 (the "Prospectus") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS DESCRIBED IN THE PROSPECTUS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES WHICH, TOGETHER WITH SHARES OWNED BY THERMO ELECTRON, CONSTITUTES AT LEAST NINETY PERCENT (90%) OF THE OUTSTANDING SHARES ON THE EXPIRATION DATE (AS SUCH TERM IS USED IN THE SECTION OF THE PROSPECTUS CAPTIONED "THE EXCHANGE OFFER -- TERMS OF THE EXCHANGE OFFER; EXPIRATION OF THE EXCHANGE OFFER"). THE OFFER IS ALSO SUBJECT TO OTHER IMPORTANT TERMS AND CONDITIONS CONTAINED IN THE PROSPECTUS.

     Enclosed for your information and for forwarding to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees are copies of the following documents:

        1. The Prospectus dated May 1, 2000.

        2. The Letter of Transmittal to tender Shares (for your use and for the information of your clients), including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        3. The Notice of Guaranteed Delivery for Shares (to be used to accept the Offer if certificates evidencing Shares ("Share Certificates") are not immediately available or if such Share Certificates and all other required documents cannot be delivered to EquiServe, L.P. (the "Depositary") prior to the Expiration Date or if the procedures for book-entry transfer cannot be completed on a timely basis).

        4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer.

        5. A return envelope addressed to the Depositary.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MAY 26, 2000, UNLESS THE OFFER IS EXTENDED.

     In all cases, the delivery of Thermo Electron Shares for Shares tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Share Certificates or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in the section of the Prospectus captioned "The Exchange Offer -- Procedures For Accepting The Exchange Offer And Tendering Shares," (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as such term is used in the section of the Prospectus captioned "The Exchange Offer -- Acceptance For Exchange And Exchange Of Shares") in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal.
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     If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's Share Certificates are not immediately available or such stockholder cannot deliver the Share Certificates and all other required documents to reach the Depositary prior to the Expiration Date, or such stockholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such Shares may nevertheless be tendered by following the guaranteed delivery procedures specified in the section of the Prospectus captioned "The Exchange Offer -- Procedures For Accepting The Exchange Offer And Tendering Shares."

     No fees or commissions will be paid to brokers, dealers or any other persons (other than to D.F. King & Co., Inc., the Information Agent, as described in the Prospectus) for soliciting tenders of Shares pursuant to the Offer. The Acquiror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     The Acquiror will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares by the Acquiror pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Questions and requests for assistance or for additional copies of the enclosed materials may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of the Prospectus.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THERMO ELECTRON CORPORATION OR ANY OF ITS SUBSIDIARIES, THE COMPANY, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.